U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 16, 2010

DNA BRANDS, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-53086	26-0394476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

506 NW 77th Street
Boca Raton, Florida, 33487
 (Address of principal executive offices)

 (954) 978-8401
(Issuer's Telephone Number)

Item 8.01 Other Events

As previously reported, effective July 6, 2010, we acquired all of the assets, liabilities and contract rights of DNA Beverage Corporation.  The purpose of this report is to advise and confirm that the Record Date to determine the shareholders of DNA Beverage who will be entitled to receive their respective pro rata number of shares of DNA Brands will be September 8, 2010.  The shares that have been issued by DNA Brands have been issued in the name of DNA Beverage Corporation and are restricted securities.  DNA Beverage Corporation is holding these shares in trust pending the filing and effectiveness of a registration statement with the SEC.  Upon effectiveness, the shares will no longer be deemed restricted and will be distributed to the DNA Beverage shareholders as of the Record Date.  Our transfer agent will be making the distribution of the DNA Brands shares to the DNA Beverage shareholders upon effectiveness of our registration statement.

The distribution ratio is 0.7787576 shares of DNA Brands Inc. for every share of DNA Beverage Corp. issued and outstanding on the Record Date.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

99.2	Press Release Advising of Record Date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2010	DNA BRANDS, INC. (Registrant) By: s/Darren Marks Darren Marks, Chief Executive Officer